Exhibit 99.1

For More Information:

www.bea.com/investors

NASDAQ GRANTS BEA FILING EXTENSION

SAN JOSE, CA – Jan. 8, 2006 – BEA Systems, Inc., a world leader in enterprise infrastructure software, today announced that the Nasdaq Listing Qualifications Panel granted the Company’s request for an extension of time to file its Form 10-Qs for the quarters ended July 31, 2006 and October 31, 2006. Pursuant to the extension, the Company’s common stock will continue to be listed on The Nasdaq Stock Market subject to the filing of the above referenced financial statements, and any required restatements, on or before February 28, 2007.

As previously disclosed, on September 13, 2006 the Company received a Staff Determination letter from The Nasdaq Stock Market, resulting from the Company’s delay in filing its Form 10-Q for the second quarter ended July 31, 2006, stating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) and, therefore, its common stock is subject to delisting. The Company had a hearing before the Nasdaq Listing Qualifications Panel to request continued listing and an extension of time to file its second quarter 10-Q. On December 13, 2006 the Company also received an Additional Staff Determination letter, resulting from the Company’s delay in filing its Form 10-Q for the third quarter ended October 31, 2006, stating that the Company is not in compliance with the filing requirements for continued listing and, therefore, its common stock is subject to delisting.

As previously announced, the Audit Committee of the Company’s Board of Directors is conducting a review of the Company’s historical stock option grants. The Company has previously disclosed that it would not be able to timely file its Form 10-Qs for the quarters ending July 31, 2006 and October 31, 2006 while the review is ongoing. The Audit Committee is working diligently to complete its review, and the Company will work diligently to file its required financial reports as soon as practicable after the completion of the review. However, there can be no assurance that the Company will meet the Nasdaq Listing Qualifications Panel’s deadline, or that if the Company requests an additional extension of time, that such request will be granted.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is a world leader in enterprise and communications infrastructure software. BEA’s SOA 360° platform is the industry’s most unified SOA platform for business transformation and optimization, in order to improve cost structures and grow new revenue streams. Information about how BEA is enabling customers to achieve Business LiquidITy™ can be found at bea.com.

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BEA Systems, Inc., BEA, Tuxedo, WebLogic, BEA JRockit and BEA WebLogic Server are registered trademarks, and BEA WebLogic Enterprise Platform, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, Business LiquidITy, microService Architecture and BEA WebLogic Enterprise Security are trademarks, of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the Audit Committee working diligently to complete its review of the Company’s historical stock option grants, the Company’s intent to work diligently to file its required financial reports as soon as practicable after the completion of the review, whether the Company will meet the Nasdaq Listing Qualifications Panel’s deadline for filing such reports, whether the Company will request an additional extension of time to file such reports, and whether any such request will be granted. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements. These risks and uncertainties include that the Company will not meet the Nasdaq Listing Qualifications Panel’s deadline for filing its required financial reports, that Nasdaq fails to grant any requested extension of time to file such reports, or that Nasdaq delists the Company’s stock for failure to comply with any Nasdaq listing requirement. There can be no assurance concerning the outcome of the hearing request or the internal review. For more details, please refer to our SEC filings, including our Annual Report of Form 10-K for the fiscal year ended January 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, and our subsequent Current Reports on Form 8-K. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Contact Information:

Investor Contact:

Kevin Faulkner

Investor Relations

BEA Systems, Inc.

+1-408-570-8293

kevin.faulkner@bea.com

Media and Industry Analyst Contact:

Kevin Hayden

BEA Systems, Inc.

+1-408-570-8017

kevin.hayden@bea.com